Exhibit 10.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR THE APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

Tempo Automation, Inc.

CONVERTIBLE PROMISSORY NOTE

Note No.	Issue Date
$	January 18, 2022

FOR VALUE RECEIVED, Tempo Automation, Inc., a Delaware corporation (“Tempo” or the “Company”), hereby promises to pay       (“Lender”), the principal balance equal to $   , together with simple interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 10% per year; provided that in no event shall the interest rate be less than the minimum rate of interest required in order to avoid the imputation of interest for federal income tax purposes. Interest shall commence with the date hereof and shall continue on the outstanding unpaid principal until paid in full or converted. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

1.             Maturity. Unless earlier converted pursuant to the conversion provisions set forth herein, all outstanding principal and accrued interest under this Note (the “Outstanding Amount”) shall be due and payable by the Company on demand by the Lender at any time after November 15, 2022 (the “Maturity Date”).

2.             Priority. This Note will be subordinate in right of payment to all current and future Company indebtedness to banks, leasing or equipment financing institutions and other financial institutions engaged in the business of lending money, which is for money borrowed or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured.

3.             Conversion of the Note. The Outstanding Amount will convert into securities of ACE Convergence Acquisition Corp., a Cayman Islands exempted company that will domesticate as a Delaware corporation prior to the closing of the Transactions (as defined below) (the “Issuer”), upon the earlier to occur of the closing of the Transactions and the closing of the first Qualified Financing (as defined below) following any termination of the Business Combination Agreement (as defined below), as applicable, in accordance with the following:

(a) effective upon the closing of the Transactions, the Outstanding Amount shall automatically be converted into shares of common stock, par value $0.001 per share, of the Issuer at a conversion price of $10.00 per share, with any resulting fraction of a share rounded down to the nearest whole share. No payment will be made to Lender in lieu of any fractional shares to which Lender would otherwise have been entitled, and such amounts shall be extinguished without any further payment on the part of the Company. The “Transactions” means, collectively, the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 13, 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Issuer, Tempo and ACE Convergence Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (“Tempo Merger Sub”), pursuant to which, among other things, Tempo Merger Sub will merge with and into Tempo, with Tempo surviving such merger as a wholly owned subsidiary of the Issuer. Lender hereby agrees to execute and become party to all customary agreements that the Company reasonably requests in connection with the Transactions. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of this Note by Lender to the Company, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion. Upon the conversion of this Note, Lender shall have no further rights under such Note, whether or not such Note is surrendered; and

(b) effective upon the closing of the first Qualified Financing (as defined below) following any termination of the Business Combination Agreement, the Outstanding Amount shall automatically be converted into shares of the same class and series of capital stock of the Company issued to other investors in the Qualified Financing (the “Conversion Shares”) at a conversion price equal to the price paid per share for the Equity Securities (as defined below) by the other investors in the Qualified Financing (the “Conversion Price”), with any resulting fraction of a share rounded down to the nearest whole share. No payment will be made to Lender in lieu of any fractional shares to which Lender would otherwise have been entitled, and such amounts shall be extinguished without any further payment on the part of the Company. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Outstanding Amount on this Note, on the date of conversion, by the Conversion Price. “Qualified Financing” means the first issuance or series of related issuances by the Company of Equity Securities following the date of this Note from which the Company receives immediately available gross proceeds of at least $35,000,000 (excluding proceeds from this Note and any other indebtedness of the Company that convert into equity in such financing). The Company shall notify Lender in writing of the anticipated occurrence of a Qualified Financing at least five days prior to the closing date of the Qualified Financing, notifying Lender of the conversion to be effected and the terms under which the Equity Securities of the Company are anticipated to be sold in such Qualified Financing. The issuance of Conversion Shares pursuant to the conversion of this Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Qualified Financing. Lender hereby agrees to execute and become party to all customary agreements that the Company reasonably requests in connection with such Qualified Financing. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to the holder of this Note, upon surrender of this Note by Lender to the Company, a certificate or certificates for the number of full Conversion Shares issuable upon such conversion. Upon the conversion of this Note, Lender shall have no further rights under such Note, whether or not such Note is surrendered. “Equity Securities” means a series of the Company’s common stock or preferred stock issued by the Company for bona fide equity financing purposes.

4.             Payment Upon Change of Control. If there is a Change of Control (as defined below) of the Company prior to the conversion of this Note for any reason, the Company shall pay to Lender, upon the closing of the Change of Control and in full satisfaction of this Note, the Change of Control Multiple (as defined below). The “Change of Control Multiple” means 1.5x the outstanding principal balance of this Note. A “Change of Control” means (i) a merger or consolidation other than in which (x) the Company is a constituent party or (y) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, (ii) the sale by the stockholders of the Company, in a single transaction or series of related transactions, of capital stock representing at least 50% of the outstanding voting power of the Company, or (iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; provided, however, that a Change of Control shall not include (a) any transaction or series of related transactions principally for bona fide equity financing purposes (including, but not limited to, the Qualified Financing) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof occurs or (b) any of the Transactions. The Company shall notify Lender in writing of the anticipated occurrence of a Change of Control at least five days prior to the closing date of the Change of Control.

5.             Defaults and Remedies.

5.1           Events of Default. Upon the occurrence of an Event of Default (as defined below), at the option and upon the declaration of the Lender and upon written notice to the Company, the entire unpaid principal and accrued interest on such Note shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, but subject to the conversion rights set forth herein, be immediately due and payable. The following events shall be considered events of default with respect to each Note (individually, an “Event of Default” and collectively, “Events of Default”):

(a)               if the Company fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable;

(b)               if the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or all or any substantial portion of the Company’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due; or

(c)               if an involuntary petition is filed, or any proceeding or case is commenced, against the Company (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Company or to take possession, custody or control of any property of the Company, or an order for relief is entered against the Company in any of the foregoing.

5.2           Remedies. Upon the occurrence of an Event of Default, Lender shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of California at law, in equity or otherwise.

6.             Pre-payment. This Note may not be prepaid, in whole or in part, prior to the Maturity Date without the prior written consent of the Lender. If pre-payment is consented to by the Lender (a) it will be without any pre-payment penalties and (b) interest will no longer continue to accrue on any prepaid principal amounts after such pre-payments. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

7.             Payment. All payments by the Company under this Note shall be in immediately available funds at the principal office of the Company, or at such other place as Lender may from time to time designate in writing to the Company. All payments by the Company under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. All payments by the Company under this Note shall be applied first to the accrued interest due and payable hereunder and the remainder, if any, applied to the outstanding principal.

8.             Directors, Officers and Stockholders Not Liable. Lender agrees that no stockholder, director or officer of the Company shall have any personal liability for any amounts due and payable pursuant to this Note.

9.             No Litigation, Disputes or Actions Without Approval of a Majority in Interest of Note Holders. Notwithstanding any other provision of this Note, Lender agrees that Lender will exercise Lender’s rights and remedies under this Note only in concert with all other holders of outstanding Notes and will not take any action, including commencement or prosecution of litigation or any other proceeding to collect this Note except as agreed by the holders of a majority in interest of the aggregate amount of outstanding principal under the Notes.

10.           Interest Cutoff. If the Transactions, a Change of Control or Qualified Financing is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the consummation of the Transactions, Change of Control or Qualified Financing.

11.           Offset of Subscription Amount. The parties hereto agree that the principal balance of this Note shall reduce the “Subscription Amount” (as defined in that certain Subscription Agreement, dated as of October 13, 2021, by and between Lender and the Issuer (the “Subscription Agreement”)) of Lender on a dollar-for-dollar basis (the “Prefunded Amount”), and Lender shall be deemed to have satisfied in full its obligations under the Subscription Agreement with respect to such Prefunded Amount in the event the closing of the Transactions occurs.

12.            Miscellaneous.

12.1         Series of Notes. This is one of a series of the Company’s Convertible Promissory Notes in substantially the same form (collectively, the “Notes”). As used herein, “Lenders” means, collectively, Lender together with the other lenders to which the Company from time to time issues and sells the Notes. If at any time there is more than one Lender of Notes, the Company shall maintain a register for the recordation of the names and addresses of the Lenders, and the principal amounts and stated interest of the Notes.

12.2         Accredited Investor Representation. By accepting this Note and countersigning below, Lender represents and warrants to the Company that such Lender is an “accredited investor” as defined in Rule 501(a) under the Act.

12.3         No “Bad Actor” Disqualification. Lender hereby represents that no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Act (a “Disqualification Event”) is applicable to Lender or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Note, “Rule 506(d) Related Party” means any individual, corporation, partnership, trust, limited liability company, association or other entity that is a beneficial owner of Lender’s securities for purposes of Rule 506(d) of the Act.

12.4         Tax Forms. The Lender and each beneficial owner of this Note agrees to provide, at the time it becomes a party hereto and thereinafter upon reasonable request or as required under applicable law, tax forms or other documentation (including any applicable Internal Revenue Service Form W-8/W-9 as well as certifications indicating eligibility for the portfolio interest exemption) reasonably satisfactory to the Company or other applicable withholding agent to establish an exemption from U.S. withholding tax on payments and deliveries hereunder as well as an exemption from, or a reduction in the rate of, U.S. withholding that may apply to any dividend or constructive dividend (e.g., under Section 305(c) of the Code).

12.5         Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. Notwithstanding any provision of this Note to the contrary, this Note shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code. Each of the parties irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts in San Francisco County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the State of California), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether in contract, tort or otherwise) arising out of or related to this Note.

12.6        Successors and Assigns. This Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note. Notwithstanding the forgoing, any transfer of this Note may be effected only in accordance with the provisions of this Note and the consent of the Company and by surrender of this Note to the Company and reissuance of a new note to the transferee. Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Note, and agrees to comply with all such terms and conditions for the benefit of the Company and any other Lenders.

12.7         Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

12.8         Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. The terms and provisions of this Note may be modified or amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Lender.

12.9         Delay or Omission; Waiver of Presentment. No delay or omission on the part of Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right of Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

12.10      No Rights as Stockholder. Until the conversion of this Note, Lender shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12.11       Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.12       Expenses. The Company and Lender shall bear their own legal and other expenses with respect to this Note.

12.13       Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12.14      Electronic and Facsimile Signatures. Any signature page delivered electronically or by facsimile (including, without limitation, transmission by .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be binding to the same extent as an original signature page.

12.15       California Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

12.16       No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California. If at any time the performance of any provision hereof involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and Lender that all payments under this Note be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth herein or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 12.16 shall never be superseded or waived and shall control every other provision of this Note.

12.17      Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to the Company shall be sent to the address or other contact information as set forth beneath its signature, with a copy (which shall not constitute notice) to: Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, TX 77002, Attention: Ryan J. Maierson, Thomas G. Brandt, Email: ryan.maierson@lw.com, thomas.brandt@lw.com. All communications to Lender shall be sent to Lender’s address or such other contact information as set forth beneath its signature. Or at such other address or contact information as the relevant recipient may designate pursuant to the provisions of this Section 12.17.

12.18       Pari Passu Notes. Lender acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Convertible Promissory Note as of the date set forth above.

Tempo Automation, Inc.

By:
Name:	Joy Weiss
Title:	CEO
Address:	Tempo Automation, Inc.
2460 Alameda St.
San Francisco, CA 94103
Email:	joy@tempoautomation.com

[LENDER]

By:
Name:
Title:
Address:
Email:

Solely for purposes of Section 3(a) and Section 11:

ACE CONVERGENCE ACQUISITION CORP.

By:
Name:
Title:

Address:

Email:

[Signature page to Convertible Promissory Note]